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Exhibit 21.1

KKR Financial Holdings LLC

List of Subsidiaries

Company	Jurisdiction of Incorporation or Formation
KKR Financial Corp.	Maryland
KKR TRS Holdings, Ltd.	Cayman Islands
KKR Financial Holdings, Inc.	Delaware
KKR Financial Holdings II, LLC	Delaware
KKR Financial Holdings III, LLC	Delaware
KKR Financial CLO Holdings, LLC	Delaware
KKR Financial CDO 2005-1, Ltd.	Cayman Islands
KKR Financial CLO 2005-1, Ltd.	Cayman Islands
KKR Financial CLO 2005-2, Ltd.	Cayman Islands
KKR Financial CLO 2006-1, Ltd.	Cayman Islands
KKR Financial CLO 2007-1, Ltd.	Cayman Islands
KKR Financial CLO 2007-A, Ltd.	Cayman Islands
KKR Financial CLO 2007-4, Ltd.	Cayman Islands
KKR Financial CLO 2008-1, Ltd.	Cayman Islands
KKR Financial Holdings, Ltd.	Cayman Islands
KKR Financial Mortgage Corp.	Maryland
KKR QRS #1, Inc.	Delaware
KKR Atlantic Funding Trust	Delaware
KKR Atlantic Funding Depositor Corporation	Delaware
KKR Pacific Funding Trust	Delaware
KKR Pacific Funding Depositor Corporation	Delaware
KFN PEI I, LLC	Delaware
KFN PEI II, LLC	Delaware
KFN PEI III, LLC	Delaware
KFN PEI IV, LLC	Delaware
KFN PEI V, LLC	Delaware
KFN PEI VI, LLC	Delaware
KFN PEI VII, LLC	Delaware
KFN PEI VIII, LLC	Delaware
KFN PEI IX, LLC	Delaware
KFN PEI X, LLC	Delaware
KFN PEI XI, LLC	Delaware
KKR Financial Capital Trust I	Delaware
KKR Financial Capital Trust II	Delaware
KKR Financial Capital Trust IIII	Delaware
KKR Financial Capital Trust IV	Delaware
KKR Financial Capital Trust V	Delaware
KKR Financial Capital Trust VI	Delaware
Wayzata Funding LLC	Delaware

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  Exhibit 21.1